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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We have issued our report dated March 8, 1996, accompanying the consolidated financial statements of Bayport Restaurant Group, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the years ended December 25, 1995, December 26, 1994 and December 27, 1993, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                              GRANT THORNTON LLP



Miami, Florida
March 10, 1998